Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, February 26, 2026 Christopher R. Byrnes (315) 743-8376 chris_byrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS

•Annual Recurring Revenue (ARR)(1) grew to $315.4 million in Q4 '25 - total growth of 16% inclusive of organic growth of 15% from $272.5 million in Q4 '24

•Total ARR increased $17.0 million sequentially from Q3 '25

•Board authorizes $100 million share repurchase program

New Hartford, NY - February 26, 2026 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the fourth quarter and year ended December 31, 2025.

PAR CEO, Savneet Singh commented, "Our performance in the fourth quarter reflects the success of our strategy in building a unified platform to power the AI future. We closed out the second half of the year with incredible momentum, adding meaningfully more ARR than any moment in our history and giving us strong footing for 2026. We continue to find that AI depends on our enterprise orchestration to work effectively. This observation is setting PAR up to become the AI platform and partner to our customers as they look to navigate their journey to an AI-first world."

Q4 2025 Financial Highlights(2)
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q4 2025	Q4 2024	vs. Q4 2024	Q4 2025	Q4 2024	vs. Q4 2024
Revenue	$120.1	$105.0	better 14.4%
Net Loss from Continuing Operations/Adjusted EBITDA	$(20.9)	$(25.3)	better $4.4 million	$7.0	$5.8	better $1.3 million
Diluted Net (Loss) Income Per Share from Continuing Operations	$(0.51)	$(0.68)	better $0.17	$0.06	$(0.00)	better $0.06
Subscription Service Gross Margin Percentage	50.7%	53.2%	worse 250 bps	65.8%	64.7%	better 110 bps

Full Year 2025 Financial Highlights(2)
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	2025	2024	vs. 2024	2025	2024	vs. 2024
Revenue	$455.5	$350.0	better 30.2%
Net Loss from Continuing Operations/Adjusted EBITDA	$(84.7)	$(89.9)	better $5.3 million	$23.0	$(6.4)	better $29.3 million
Diluted Net (Loss) Income Per Share from Continuing Operations	$(2.09)	$(2.63)	better $0.54	$0.15	$(0.73)	better $0.88
Subscription Service Gross Margin Percentage	54.7%	53.5%	better 120 bps	66.8%	65.9%	better 90 bps

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” for descriptions of key performance indicators and non-GAAP financial measures, and reconciliations of non-GAAP financial measures to corresponding GAAP financial measures. Amounts presented in the reconciliations and other tables presented herein may not sum due to rounding.
(2) Results exclude historical results from our Government segment which are reported as discontinued operations.

The Company's key performance indicators ARR and Active Sites(1) are presented as two subscription service product lines:

•Engagement Cloud consisting of PAR Engagement (Punchh and PAR Ordering), PAR Retail, and Plexure product offerings.
•Operator Cloud consisting of PAR POS, PAR Pay, PAR OPS (Data Central and Delaget), and TASK product offerings.

Highlights of Engagement Cloud - Fourth Quarter 2025(1):
•ARR at end of Q4 '25 totaled $185.4 million
•Active Sites as of December 31, 2025 totaled 121.8 thousand

Highlights of Operator Cloud - Fourth Quarter 2025(1):
•ARR at end of Q4 '25 totaled $130.0 million
•Active Sites as of December 31, 2025 totaled 60.1 thousand

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Share Repurchase Program

PAR also announced that, effective today, its Board of Directors has authorized a share repurchase program pursuant to which PAR may repurchase up to $100 million of its common stock in open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, or by other means. The share repurchase program does not obligate the Company to acquire any particular amount of its common stock, it may be suspended, modified, or terminated at any time at the Company’s discretion, and it expires February 26, 2028.

Earnings Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on February 26, 2026, during which management will discuss the Company's financial results for the fourth quarter and year ended December 31, 2025. The earnings conference call will be webcast live. To access the webcast, please visit the PAR Technology Investor Relations website at www.partech.com/investor-relations/. A recording of the webcast will be available on this site after the event.

About PAR Technology Corporation.

PAR Technology Corporation (NYSE: PAR) is a leading foodservice technology provider, powering a unified, purpose-built platform engineered to scale and adapt with brands at every stage of growth. Designed with flexibility and openness at its core, PAR’s solutions—spanning point-of-sale, digital ordering, loyalty, back-office, payments, and hardware—integrate with others, yet deliver maximum impact as a unified system. With intentional innovation at the forefront, PAR’s solutions streamline operations, drive higher engagement, and strengthen guest experiences for restaurants and retailers globally. To learn more, visit partech.com or connect with us on social media. The PAR Technology 2025 Sustainability Report can be found at: https://partech.com/sustainability-at-par/.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release because we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of December 31, 2025.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions and related software support, managed platform development services, and transaction-based payment processing services. We generally calculate ARR by annualizing the monthly recurring revenue for all Active Sites as of the last day of each month for the respective reporting period. Our reported ARR is based on a constant currency, using the exchange rates established at the beginning of the year and consistently applied throughout the period and to comparative periods presented. Applying a constant currency impacted our reported ARR figures for Q4 2024 as exchange rate effects began with the acquisition of TASK Group Holdings Limited in July 2024.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective reporting period.

Trademarks.

“PAR®,” “PAR POSTM”, “Punchh®,” “PAR OrderingTM”, "PAR OPS®," “Data Central®," “DelagetTM,” "PAR RetailTM", "PAR® Pay”, “PAR® Payment Services”, and other trademarks identifying our products and services appearing in this press release belong to us. Solely for convenience, our trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks.

Forward-Looking Statements.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995, and the accuracy of such statements is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. Forward-looking statements can be identified by words such as “believe,” “could,” “would,” “should,” “will,” “continue,” “anticipate,” “expect,” “path,” “plan,” “intend,” “estimate,” “future,” “may,” “potential,” and similar expressions. These statements include, but are not limited to, express or implied forward-looking statements relating to: the plans, strategies and objectives of management relating to our growth, results of operations, and financial performance, including service and product offerings, the development, demand, market share, and competitive performance of our products and services; revenues, gross margins, expenses, cash flows, and other financial measures and key performance indicators, including ARR, Active Sites, subscription service gross margin percentage, net loss, and net (loss) income per share; the availability and terms of product and component supplies for our hardware products; anticipated benefits, timing, and completion of acquisitions (including the acquisition of Bridg), divestitures, and capital markets transactions; our plans with respect to share repurchases; and macroeconomic trends, geopolitical events, tariffs, and trade disputes and the expected impact of those trends and events on our business, results of operations, and financial performance. These statements are neither promises nor guarantees but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.

Factors, risks, trends and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include our ability to successfully develop or acquire and transition new products and services and enhance existing products and services to meet evolving customer needs and respond to emerging technological trends, including our effective use of artificial intelligence (AI) in product development and integration of AI tools into our product and service offerings; our ability to add and retain Active Sites and integration partners; our ability to successfully integrate acquisitions into our operations, and realize the anticipated benefits; macroeconomic trends, such as a recession or slowed economic growth, fluctuating interest rates, inflation, and changes in consumer confidence and discretionary spending; geopolitical events affecting countries where we operate or our customers or suppliers operate, including changes in import/export regulations, such as tariffs, and trade disputes involving the United States and those countries; our ability to retain and manage suppliers, secure alternative suppliers, and manage inventory levels and costs, navigate manufacturing disruptions or logistics challenges, shipping delays, and shipping costs; and the other factors discussed in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

Assets	December 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$79,565	$108,117
Cash held on behalf of customers	14,120	13,428
Short-term investments	579	524
Accounts receivable – net	81,706	59,726
Inventories	27,436	21,861
Other current assets	29,525	14,390
Total current assets	232,931	218,046
Property, plant and equipment – net	13,286	14,107
Goodwill	898,035	887,459
Intangible assets – net	203,370	237,333
Lease right-of-use assets	8,176	8,221
Other assets	13,346	15,561
Total Assets	$1,369,144	$1,380,727

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$19,954	$—
Accounts payable	39,332	34,784
Accrued salaries and benefits	25,186	22,487
Accrued expenses	12,380	13,938
Customers payable	14,120	13,428
Lease liabilities – current portion	1,899	2,256
Customer deposits and deferred service revenue	27,867	24,944
Total current liabilities	140,738	111,837
Lease liabilities – net of current portion	6,435	6,053
Long-term debt	374,070	368,355
Deferred service revenue – noncurrent	1,841	1,529
Other long-term liabilities	20,910	21,243
Total liabilities	543,994	509,017
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.02 par value, 116,000,000 shares authorized; 42,226,765 and 40,187,671 shares issued, 40,653,932 and 38,717,366 outstanding at December 31, 2025 and December 31, 2024, respectively	836	798
Additional paid in capital	1,226,039	1,085,473
Equity consideration payable	—	108,182
Accumulated deficit	(364,404)	(279,943)
Accumulated other comprehensive loss	(8,429)	(20,951)
Treasury stock, at cost, 1,572,833 and 1,470,305 shares at December 31, 2025 and December 31, 2024, respectively	(28,892)	(21,849)
Total shareholders’ equity	825,150	871,710
Total Liabilities and Shareholders’ Equity	$1,369,144	$1,380,727

See notes to consolidated financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”).

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,

	2025	2024	2025	2024
Revenues, net:
Subscription service	$76,094	$64,262	$291,170	$207,422
Hardware	27,808	26,048	106,410	87,040
Professional service	16,199	14,695	57,967	55,520
Total revenues, net	120,101	105,005	455,547	349,982
Cost of sales:
Subscription service	37,552	30,095	132,027	96,519
Hardware	21,469	19,336	82,044	65,923
Professional service	11,603	10,567	43,450	41,416
Total cost of sales	70,624	59,998	257,521	203,858
Gross margin	49,477	45,007	198,026	146,124
Operating expenses:
Sales and marketing	12,377	10,471	48,911	41,708
General and administrative	30,001	31,002	122,707	108,898
Research and development	21,794	17,432	81,771	67,258
Amortization of identifiable intangible assets	3,366	2,875	13,408	8,452
Adjustment to contingent consideration liability	—	—	—	(600)
Gain on insurance proceeds	—	(348)	—	(495)
Total operating expenses	67,538	61,432	266,797	225,221
Operating loss	(18,061)	(16,425)	(68,771)	(79,097)
Other (expense) income, net	(310)	2,856	(1,118)	1,146
Loss on extinguishment of debt	—	(6,560)	(5,791)	(6,560)
Interest expense, net	(1,548)	(3,412)	(6,055)	(10,167)
Loss from continuing operations before income taxes	(19,919)	(23,541)	(81,735)	(94,678)
(Provision for) benefit from income taxes	(975)	(1,752)	(2,923)	4,768
Net loss from continuing operations	(20,894)	(25,293)	(84,658)	(89,910)
Net income from discontinued operations	—	4,236	197	84,923
Net loss	$(20,894)	$(21,057)	$(84,461)	$(4,987)

Net (loss) income per share (basic and diluted):
Continuing operations	$(0.51)	$(0.68)	$(2.09)	$(2.63)
Discontinued operations	—	0.11	—	2.49
Total	$(0.51)	$(0.57)	$(2.09)	$(0.14)

Weighted average shares outstanding (basic and diluted)	40,610	37,197	40,473	34,155
See notes to consolidated financial statements included in the Annual Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. The income tax effect of the below adjustments, with the exception of non-recurring income taxes, were not tax-effected due to the valuation allowance on all of our net deferred tax assets.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Additionally, these measures may not be comparable to similarly titled measures disclosed by other companies.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Non-GAAP subscription service gross margin percentage
Represents subscription service gross margin percentage adjusted to exclude amortization from acquired and internally developed software, stock-based compensation, severance, and impairment of capitalized software development costs.
We believe that non-GAAP subscription service gross margin percentage and adjusted EBITDA provide useful perspectives with respect to the Company's core operating performance and ongoing cash earnings by adjusting for certain non-cash and non-recurring charges that may not be indicative of our financial performance.
Adjusted EBITDA
Represents net loss before income taxes, interest expense, and depreciation and amortization adjusted to exclude discontinued operations, stock-based compensation, contingent consideration, transaction costs, gain on insurance proceeds, severance, impairment loss, litigation expense, loss on extinguishment of debt, and other expense (income), net.

Non-GAAP diluted net income (loss) per share
Represents net loss per share excluding amortization of acquired intangible assets, non-recurring income taxes, non-cash interest, discontinued operations, stock-based compensation, contingent consideration, transaction costs, gain on insurance proceeds, severance, impairment loss, litigation expense, loss on extinguishment of debt, and other expense (income), net.

We believe that adjusting our diluted net loss per share to remove non-cash and non-recurring charges provides a useful perspective with respect to the Company's operating performance as well as comparisons to past and competitor operating results.

Stock-based compensation	Consists of non-cash charges related to our employee equity incentive plans.	We exclude stock-based compensation because management does not view these non-cash charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Contingent consideration	Adjustment reflects a non-cash reduction to the fair market value of the contingent consideration liability related to our acquisition of MENU Technologies AG (the "MENU Acquisition").	We exclude changes to the fair market value of our contingent consideration liability because management does not view these non-cash, non-recurring charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Transaction costs	Adjustment reflects non-recurring professional fees incurred in transaction due diligence and integration, including costs incurred in the acquisitions of Stuzo Blocker, Inc., Stuzo Holdings, LLC and their subsidiaries (the "Stuzo Acquisition"), TASK Group Holdings Limited, and Delaget (the "Delaget Acquisition").	We exclude professional fees incurred in corporate development and integration because management does not view these non-recurring charges, which are inconsistent in size and are significantly impacted by the timing and valuation of our transactions, as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Gain on insurance proceeds	Adjustment reflects the gain on insurance proceeds due to the settlement of legacy claims.	We exclude these non-recurring adjustments because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Severance	Adjustment reflects severance tied to non-recurring restructuring events included in cost of sales, sales and marketing expense, general and administrative expense, and research and development expense.
Litigation expense	Adjustment reflects non-recurring legal fees incurred in connection with certain litigation matters and the release of a loss contingency and settlement expenses for certain legal matters.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Loss on extinguishment of debt	Adjustment reflects loss on extinguishment of debt related to the conversion of a portion of the 2.875% Convertible Senior Notes due 2026, and related to the early repayment of the Credit Facility.	We exclude these non-recurring adjustments because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Discontinued operations	Adjustment reflects income from discontinued operations related to the divestiture of our Government segment.
Impairment loss	Adjustment reflects impairment loss related to the discontinuance of the Brink POS trademark and the write-off of capitalized software development costs related to the PAR Clear product.
Other expense (income), net	Adjustment reflects foreign currency transaction gains and losses and other non-recurring income and expenses recorded in other (expense) income, net in the accompanying statements of operations.
Non-recurring income taxes	Adjustment reflects a partial release of our deferred tax asset valuation allowance resulting from the Stuzo Acquisition and Delaget Acquisition.	We exclude these non-cash and non-recurring adjustments for purposes of calculating non-GAAP diluted net income (loss) per share because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Non-cash interest	Adjustment reflects non-cash amortization of issuance costs and discount related to the Company's long-term debt.
Acquired intangible assets amortization	Adjustment reflects amortization expense of acquired developed technology included within cost of sales and amortization expense of other acquired intangible assets.

The tables below provide reconciliations between net loss and adjusted EBITDA, diluted net loss per share and non-GAAP diluted net income (loss) per share, and subscription service gross margin percentage and non-GAAP subscription service gross margin percentage. Amounts presented in the reconciliations and other tables presented herein may not sum due to rounding.

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of Net Loss to Adjusted EBITDA	2025	2024	2025	2024
Net loss	$(20,894)	$(21,057)	$(84,461)	$(4,987)
Discontinued operations	—	(4,236)	(197)	(84,923)
Net loss from continuing operations	(20,894)	(25,293)	(84,658)	(89,910)
Provision for (benefit from) income taxes	975	1,752	2,923	(4,768)
Interest expense, net	1,548	3,412	6,055	10,167
Depreciation and amortization	12,251	11,205	49,018	37,907
Stock-based compensation	7,756	7,905	30,645	24,487
Contingent consideration	—	—	—	(600)
Litigation expense	495	—	3,749	—
Transaction costs	795	2,351	3,682	8,454
Gain on insurance proceeds	—	(348)	—	(495)
Severance	255	1,088	1,089	2,769
Loss on extinguishment of debt	—	6,560	5,791	6,560
Impairment loss	3,555	—	3,555	225
Other expense (income), net	310	(2,856)	1,118	(1,146)
Adjusted EBITDA	$7,046	$5,776	$22,967	$(6,350)

(in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
Reconciliation between GAAP and Non-GAAP diluted net income (loss) per share	2025	2024	2025	2024
Diluted net loss per share	$(0.51)	$(0.57)	$(2.09)	$(0.14)
Discontinued operations	—	(0.11)	—	(2.49)
Diluted net loss per share from continuing operations	(0.51)	(0.68)	(2.09)	(2.63)
Non-recurring income taxes	—	0.03	—	(0.19)
Non-cash interest	0.01	0.02	0.06	0.07
Acquired intangible assets amortization	0.24	0.24	0.96	0.84
Stock-based compensation	0.19	0.21	0.76	0.72
Contingent consideration	—	—	—	(0.02)
Litigation expense	0.01	—	0.09	—
Transaction costs	0.02	0.06	0.09	0.25
Gain on insurance proceeds	—	(0.01)	—	(0.01)
Severance	0.01	0.03	0.03	0.08
Loss on extinguishment of debt	—	0.18	0.14	0.19
Impairment loss	0.09	—	0.09	0.01
Other expense (income), net	0.01	(0.08)	0.03	(0.03)
Non-GAAP diluted net income (loss) per share	$0.06	$(0.00)	$0.15	$(0.73)

Diluted weighted average shares outstanding	40,610	37,197	40,473	34,155

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
Reconciliation between GAAP and Non-GAAP Subscription Service Gross Margin Percentage	2025	2024	2025	2024
Subscription Service Gross Margin Percentage	50.7%	53.2%	54.7%	53.5%
Subscription Service Gross Margin	$38,542	$34,167	$159,143	$110,903
Depreciation and amortization	7,687	7,271	31,115	25,312
Stock-based compensation	194	74	628	282
Severance	—	68	—	152
Impairment loss	3,555	—	3,555	—
Non-GAAP Subscription Service Gross Margin	$49,978	$41,580	$194,441	$136,649
Non-GAAP Subscription Service Gross Margin Percentage	65.8%	64.7%	66.8%	65.9%